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                                                                    Exhibit 10.4

                             SHARE OPTION AGREEMENT

            THIS AGREEMENT made as of this 31/st/ day of May, 2000.

BETWEEN:

                                Universe2U Inc.
                            a corporation organized
                  pursuant to the laws of the State of Nevada
                               (the "Optionor"),

                                                              OF THE FIRST PART;

- AND-

                            Bernard Kris Tanunagara
                                 an individual
                      resident in the Province of Ontario
                               (the "Optionee"),


                                                             OF THE SECOND PART;

     WHEREAS pursuant to the terms of a share purchase agreement dated January 25, 2000 and amended pursuant to amending agreements dated March 1, 2000 and May 31, 2000, between Universe2U Inc. (a wholly-owned subsidiary of the Optionee) (the "Purchaser"), the Optionee, Barbara J. Tanunagara and Edward Tanunagara, (the "Share Purchase Agreement"), the Purchaser agreed, inter alia, that it would cause the Optionor to grant to the Optionee an option to purchase common shares in the capital of the Optionor upon the closing of the Share Purchase Agreement; and

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants hereinafter contained, each of the parties agrees with the others as follows:

                                   ARTICLE I
                                Option Exercise

1.01 Grant of Option

(a) The Optionor does hereby grant to the Optionee, on the terms and conditions hereinafter set forth, an irrevocable option (the "Option") to purchase at any time or from time to time prior to the Expiry Time (as defined section
     1.02 herein) during the period hereinafter referred to up to 200,000 common shares in the
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     capital of the Optionor (the "Optioned Shares") at a purchase price of
     US$5.00 per Optioned Share (the "Exercise Price").

1.02 Time of Exercise

     The Option may only be exercised by notice in writing received by the Optionor no later than 4:00 p.m. on July 31, 2001 or, if such day is not a Business Day, then on the next Business Day following such day (the "Expiry Time").

     For the purposes of this Agreement, "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close.

1.03 Mechanics of Exercise

     The Option shall be exercised by written notice of subscription delivered to the Optionor by the Optionee, which notice shall specify the number of Optioned Shares to be subscribed for at that time and which notice shall be accompanied by payment in full by way of cash or certified cheque of the subscription price. Forthwith upon such exercise the Board of Directors of the Optionor shall duly allot and issue as fully paid and non-assessable the number of Optioned Shares required by the notice for the consideration set forth below and the Optionor shall deliver to Optionee a certificate representing those shares registered in its name or in such other name as may be specified in the notice of exercise, provided that the number of Optioned Shares shall not exceed 200,000 common shares.

1.04 Resale Restrictions

     The Optionee acknowledges that neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Option nor any of the Optioned Shares, nor passed upon or endorsed the merits of the Optioned Shares; the Optionee further understands and agrees that the Optioned Shares have not been registered (i) under with the SEC under the Securities Act of 1933, as amended (the "Securities Act") nor
     (ii) with any state securities commission. The Optionee understands that the Optioned Shares may not be offered, sold, transferred or otherwise disposed of in the U.S., its territories or possessions, or to persons known to be residents of the U.S. or to a U.S. person within the meaning of Regulation S under the Securities Act; provided that the Optioned Shares may be so sold after the earlier to occur of the effectiveness of a registration statement registering the Optioned Shares under the Securities Act or the expiration of the restricted period under Rule 144 promulgated under the Securities Act and thereafter only if the Optioned Shares are registered under the Securities Act or an exemption from the registration requirements under the Securities Act is available. The Optionee acknowledges that the Optionor has no obligation to cause the registration of the Optioned Shares under the Securities Act.
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                                  ARTICLE II
                               Change of Shares

2.01 Subdivision of Shares

     In the event of any subdivision or change of the common shares of the Optionor at any time prior to the Expiry Time into a greater number of common shares, the Optionor shall deliver, in connection with any issue of Optioned Shares occurring after the record date of the subdivision or change, such additional number of common shares (at not additional cost to the Optionee) as would have resulted from such subdivision or change if such issue of Optioned Shares had been prior to the record date of such subdivision or change.

2.02 Consolidation of Shares

     In the event of any consolidation or change of the common shares of the Optionor at any time prior to the Expiry Time into a lesser number of common shares, the number of common shares delivered by the Optionor on any exercise thereafter of the Option shall be reduced to such number of common shares as would have resulted from such consolidation or change if such exercise of the Option hereby granted had been prior to the record date of such consolidation or change.

2.03 Reclassification of Shares

     In the event of a reclassification of the common shares of the Optionor at any time prior to the Expiry Time into other shares or into other securities, or an amalgamation or merger of the Optionor with or into any other corporation or other entity (other than an amalgamation or merger which does not result in any reclassification of the outstanding common shares or a change of the common shares into the shares of such other corporation or entity), or a transfer of the undertaking or assets of the Optionor as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a "Capital Reorganization"), and the Optionee exercises his right to purchase common shares then held after the effective date of such Capital Reorganization, the Optionee shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of common shares to which the Optionee was theretofore entitled upon such exercise, the kind and the aggregate number of shares, other securities or other property which the Optionee would have been entitled to receive as a result of such Capital Reorganization if such exercise of the Option hereby granted had been prior to the effecive date of such Capital Reorganization.


                                  ARTICLE III
                                    General
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3.01 Entire Agreement

     This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of any kind with respect to the subject matter hereof.

3.02 Notice

     Any notice required or permitted to be given to a party hereto to the other shall be in writing and addressed:

     To the Optionor:    Universe2U Inc.
                         30 West Beaver Creek Road
                         Richmond Hill, Ontario
                         L4B 3K1

                         Fax: (905) 881-1152

     To the Optionee:    Bernard Tanunagara
                         c/o 33 Casebridge Court
                         Unit 3
                         Toronto, Ontario
                         M1B 3J5

                         Fax: 416-284-2577

     and if delivered to an officer of the Optionor or Optionee shall be deemed to have been received when delivered to such officer. If notice is given by telecopy, it shall be deemed to have been received twelve hours after such telecopying. Any notice given by telecopy will be confirmed by written notice. Either party hereto may change its address for notice at any time by giving notice to the other party pursuant to the provisions of this Section.

3.03 Gender

     In this agreement words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

3.04 No Assignment

     Subject to the provisions hereof, this agreement may not be assigned, in whole or in part, without the prior approval of all parties hereto. Subject thereto this agreement shall enure to the benefit of and shall be binding upon the parties
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     hereto and their respective successors, heirs, executors, administrators, other personal and legal representatives (including trustees and receivers in bankruptcy) and permitted assigns.

3.05 Time of the Essence

     Time shall be of the essence of this agreement.

3.06 Waiver

     No indulgence or forbearance by any of the parties hereto shall be deemed to constitute a waiver of such party's rights to insist on performance in full and in time and in proper manner of all of the covenants contained herein, and any such waiver, in order to be binding upon any party must be express and in writing. No waiver of provisions, conditions or covenants shall be deemed to be a waiver of the right of any party to require full and timely compliance with the same terms, conditions or covenants thereafter, or with any other terms, conditions or covenants of this agreement at any time.

3.07 Amendment

     This agreement may be amended at any time or from time to time by written instrument signed by all of the parties hereto.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.


SIGNED, SEALED & DELIVERED    )      Universe2U Inc.
                              )
                              )
                              )
                              ) per: /s/ Angelo Boujos          c/s
                              )      ------------------------------
                              )      A.S.O.
                              )
                              )
                              )
/s/ Michael Carli             )      /s/ Bernard Tanunagara
____________________          )      ------------------------------
Witness                       )      Bernard Tanunagara